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                                                                    EXHIBIT 23.8



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Specialty Paperboard, Inc.



We consent to the use of our report on the consolidated financial statements of CPG Investors Inc. and subsidiaries as of and for the ten-month period ended October 31, 1996 included herein and to the reference to our firm under the heading "Experts" in the registration statement.



                                          /s/ KPMG Peat Marwick LLP



Richmond, Virginia
February 6, 1997